Sep 30, 2013	Monthly Insight The China Fund, Inc. (CHN)

Investment Objective

The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, ‘China companies’ are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to this policy.

Performance Overview

Performance History	1 month	3 months	YTD	1 Year	3 Years	5 Years	10 Years	Since
					(p.a.)	(p.a.)	(p.a.)	Inception
NAV (%)	3.47	7.61	9.57	15.86	0.08	11.67	14.64	10.83
Market price (%)	4.32	8.66	1.40	12.39	-2.09	9.80	12.32	9.73
Benchmark (%)	4.73	8.92	3.29	11.33	3.22	10.32	10.26	N/A

Performance History	2012	2011	2010	2009	2008	2007	2006	2005
NAV (%)	12.07	-24.37	27.25	72.82	-46.95	86.20	57.10	6.09
Market price (%)	20.46	-27.51	23.60	72.19	-40.65	50.24	65.67	-21.51
Benchmark (%)	22.65	-18.36	13.60	67.12	-49.37	37.97	39.50	10.27

Source: State Street Bank and Trust Company. Source for index data: MSCI as at Sep 30, 2013.

Portfolio Analysis

Sector allocation (%)	Country allocation (%)

Source: State Street Bank and Trust Company as at Sep 30, 2013.	* China includes A-shares (6.7%), A-share equity linked securities (6.9%), B-shares (0.0%), H-shares (12.2%) and Red-chips (15.8%).

The China Fund, Inc. (CHN)

Portfolio Analysis (continued)

Top 10 Holdings	Sector	%
HAND ENTERPRISE SOLUTIONS CO., LTD.	I.T.	6.7
CHINA EVERBRIGHT INTERNATIONAL, LTD.	INDUSTRIALS	5.6
TAIWAN SEMICONDUCTOR MANUFACTURING CO., LTD.	I.T.	5.3
SUN HUNG KAI PROPERTIES, LTD.	FINANCIALS	4.4
INDUSTRIAL & COMMERCIAL BANK OF CHINA	FINANCIALS	4.4
CNOOC, LTD.	ENERGY	3.7
TENCENT HOLDINGS, LTD.	I.T.	3.5
ENN ENERGY HOLDINGS, LTD.	UTILITIES	3.2
CHINA MOBILE, LTD.	TELECOM	2.9
RUENTEX DEVELOPMENT CO., LTD.	FINANCIALS	2.6
Total		42.3

Direct Investments	Sector	%
GOLDEN MEDITECH HOLDINGS, LTD. 15.0%, 11/16/13	OTHERS	1.5

Total		1.5

Source: State Street Bank and Trust Company as at Sep 30, 2013.

Fund Details

NAV	$24.74
Market price	$21.71
Premium/Discount	-12.25%
Market cap	US$340.46m
Shares outstanding	15,682,029
Exchange listed	NYSE
Listing date	July 10, 1992
Benchmark	MSCI Golden Dragon Index (Total Return)
Fund Manager	Christina Chung
Listed and direct investment manager	RCM Asia Pacific Limited

Source: State Street Bank and Trust Company as at Sep 30, 2013.

Distribution History (10 years)

Declaration date	Ex-dividend date	Record date	Payable date	Dividend/ Share	Income	Long-term Capital	Short-term Capital
10 Dec 2012	20 Dec 2012	24 Dec 2012	28 Dec 2012	3.2517	0.3473	2.9044	0.0000
8 Dec 2011	21 Dec 2011	23 Dec 2011	29 Dec 2011	2.9964	0.1742	2.8222	0.0000
8 Dec 2010	21 Dec 2010	24 Dec 2010	29 Dec 2010	2.2742	0.3746	1.8996	0.0000
9 Dec 2009	22 Dec 2009	24 Dec 2009	29 Dec 2009	0.2557	0.2557	0.0000	0.0000
8 Dec 2008	22 Dec 2008	24 Dec 2008	23 Jan 2009	5.8174	0.4813	5.3361	0.0000
7 Dec 2007	19 Dec 2007	21 Dec 2007	25 Jan 2008	12.1200	0.2800	9.0000	2.8400
8 Dec 2006	19 Dec 2006	21 Dec 2006	29 Dec 2006	4.0117	0.2996	2.7309	0.9812
9 Dec 2005	19 Dec 2005	21 Dec 2005	29 Dec 2005	2.5119	0.2172	2.2947	0.0000
13 Dec 2004	20 Dec 2004	22 Dec 2004	7 Jan 2005	3.5701	0.1963	3.2664	0.1074
19 Dec 2003	29 Dec 2003	31 Dec 2003	15 Jan 2004	1.7800	0.0700	0.6700	1.0400

Source : State Street Bank and Trust Company as at December 31, 2012

The China Fund, Inc. (CHN)

The China Fund Inc.  NAV  Performance of USD $10,000 since inception (with dividends reinvested at NAV price)

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company as at Sep 30, 2013.

The China Fund Inc.  Premium /  Discount

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company as at Sep 30, 2013.

The China Fund, Inc. (CHN)

Manager’s Commentary

Market Review

The Hong Kong equity market continued to perform well in September. Investors appeared to be turning more positive about China, encouraged  by the better than expected macro numbers  and expectations  that  the November meeting  of the Communist  Party’s Central Committee will endorse a series of major economic reforms. News flow regarding the Shanghai Free Trade Zone boosted market sentiment positively for the month and the stock prices of companies with related themes performed strongly. International investors’ low market  weightings in China also remain one of the key drivers for fund flows into Chinese equities for the month. However, those flows were largely confined to index heavyweights, like big Chinese banks, China Mobile and Tencent.   Investors continued to be bullish on internet and Macau related stocks, these two sectors are widely  regarded as the top beneficiaries of the rapid rise in Chinese consumer spending.

While investors were still unwilling to make a big bet on the Hong Kong property sector, small Hong Kong banks performed strongly on the back of news flow regarding the potential sale of a stake by a local bank.

In Taiwan, August export orders were +0.5% year-on-year, lower than the consensus of +1.3% year-on-year; however, the recent Purchasing Manager Index figures for China and Europe should provide some positive news for Taiwanese exporters in the coming months.  In all, we maintain our view that the second half of the year will be better than the first half, but we have cut our expectation on the strength of recovery due to downward revisions of both domestic consumption and exports.

Fund Review

The Fund underperformed the benchmark in September, mainly due to stock selection. Stock picking in industrials sector hurt the Fund’s relative performance the most.

The top detractor for the month was China Everbright International. Although there was no specific negative news flow on the company, the share price consolidated after strong year-to-date performance. On the other hand, the top active contributor was Qingling Motors. The share price benefited from the overall positive sentiment  on China’s auto sector, where auto sales conti nue to be resilient.

Outlook

We believe that Chinese equities are likely to rise further in the fourth quarter 2013 as investors anticipate  further news flow on economic reforms. However, following a couple of months of strong economic data, there could be some easing of growth momentum in China as restocking  runs its course in addition to a higher base of comparison. Overall, 2013 economic growth should be within market expectations. Yet, in the absence of significant growth drivers, China’s economic outlook could remain subdued in 2014. Against this backdrop, we believe that Chinese equities will remain within a trading range in the medium term.

With respect to the Taiwanese equity market, despite a sluggish economy, we remain positive for the second half of the year. We maintain our view of that sales momentum will recover starting from August/September on inventory re-stocking and new product launches.  After the second quarter result announcements and revisions, our 2013 fiscal year full-year earnings growth forecast stays intact and our preliminary 2014 fiscal year earnings growth forecast is in the high single digits, with positive growth year-on-year in all quarters.

Source : RCM Asia Pacific Limited as at September 30, 2013.

The China Fund, Inc. (CHN)

Portfolio Holdings

CUSIP	Security Description	Cost Base	Base MV	Shares	Percentage of Net Assets
B3VN92906	HAND Enterprise Solutions Co., Ltd.	1,764,077.00	25,927,786.00	9,397,863	6.7
663094902	China Everbright International, Ltd.	11,203,641.00	21,805,211.00	24,687,000	5.6
688910900	Taiwan Semiconductor Manufacturing Co., Ltd.	16,072,089.00	20,679,880.00	6,084,000	5.3
685992000	Sun Hung Kai Properties, Ltd.	17,289,798.00	17,213,880.00	1,269,000	4.4
B1G1QD902	Industrial & Commercial Bank of China	16,829,555.00	17,014,158.00	24,390,000	4.4
B00G0S903	CNOOC, Ltd.	14,516,684.00	14,340,830.00	7,048,000	3.7
B01CT3905	Tencent Holdings, Ltd.	7,312,795.00	13,748,311.00	262,100	3.5
633393905	Enn Energy Holdings, Ltd.	606,420.00	12,305,546.00	2,204,000	3.2
607355906	China Mobile, Ltd.	10,406,102.00	11,292,165.00	1,009,500	2.9
674842901	Ruentex Development Co., Ltd.	4,180,803.00	10,112,442.00	4,933,904	2.6
635186901	Digital China Holdings, Ltd.	13,205,899.00	8,888,373.00	7,256,000	2.4
671815900	Qingling Motors Co., Ltd.	8,718,221.00	8,476,681.00	28,960,000	2.3
913BMZ902	Ping An Insurance (Group) Company of China, Ltd. Access Product (expiration 06/30/15)	9,494,980.00	8,234,316.00	1,418,047	2.1
B15456906	Bank of China, Ltd.	8,369,492.00	8,088,872.00	17,771,000	2.1
959GRNII9	Taiwan Life Insurance Co., Ltd., 4.0%, 12/28/14	6,178,274.00	8,016,816.00	200,000,000	2.1
17313A533	Gree Electric Appliances, Inc. Access Product (expiration 01/17/14)	6,453,442.00	7,942,519.00	1,838,546	2.0
626073902	Delta Electronics, Inc.	4,550,608.00	7,838,215.00	1,615,000	2.0
B3WH02907	Hermes Microvision, Inc.	7,867,215.00	7,824,263.00	269,000	2.0
658444906	Merida Industry Co., Ltd.	6,624,016.00	7,311,936.00	1,126,000	1.9
619376908	China Resources Land, Ltd.	5,128,719.00	7,294,508.00	2,554,000	1.9
620267906	Advantech Co., Ltd.	4,104,778.00	7,187,134.00	1,284,000	1.9
644094906	Taiwan FamilyMart Co., Ltd.	1,060,595.00	7,137,716.00	1,435,652	1.8
B2R2ZC908	CSR Corp., Ltd.	7,466,210.00	6,927,043.00	9,930,000	1.8
637248907	MediaTek, Inc.	6,194,126.00	6,910,221.00	559,000	1.8
608169900	Beijing Enterprises Holdings, Ltd.	6,527,292.00	6,697,355.00	927,500	1.7
644806002	Hutchison Whampoa, Ltd.	5,075,405.00	6,383,067.00	532,000	1.6
986PLG005	Golden Meditech Holdings, Ltd. (acquired 11/16/12 ) 15.0%, 11/16/13	6,001,198.00	6,005,957.00	58,222,500	1.5
B1L8PB906	Tong Hsing Electronic Industries, Ltd.	5,127,409.00	5,960,682.00	1,203,000	1.5
626735906	Hong Kong Exchanges and Clearing, Ltd.	4,947,274.00	4,916,457.00	306,500	1.3
B236JB905	Tiangong International Co., Ltd.	5,449,044.00	4,861,089.00	18,480,000	1.3
613623909	Hengan International Group Co., Ltd.	3,889,897.00	4,391,558.00	375,500	1.1
B57JY2909	China Minsheng Banking Corp., Ltd.	3,689,595.00	4,336,591.00	3,628,000	1.1
B633D9904	Zhongsheng Group Holdings, Ltd.	3,466,065.00	4,194,504.00	2,662,000	1.1
633521901	Taiwan Hon Chuan Enterprise Co., Ltd.	4,732,446.00	4,134,231.00	1,904,000	1.1
645166901	Largan Precision Co., Ltd.	3,937,557.00	3,970,981.00	118,000	1.0
17313X574	China State Construction Engineering Corp., Ltd. (expiration 01/17/14)	4,674,320.00	3,864,905.00	7,375,772	1.0
643055908	Golden Meditech Holdings, Ltd.	4,555,715.00	3,795,288.00	35,040,000	1.0
628625907	Li & Fung, Ltd.	3,939,103.00	3,793,308.00	2,608,000	1.0
665157905	Comba Telecom Systems Holdings, Ltd.	7,565,579.00	3,631,496.00	10,958,500	0.9
668787906	Kinsus Interconnect Technology Corp.	3,765,894.00	3,605,371.00	1,025,000	0.9
B16NHT900	Shui On Land, Ltd.	4,155,622.00	3,578,108.00	11,055,500	0.9
B6VG8G904	Asian Pay Television Trust	4,074,574.00	3,377,162.00	5,200,000	0.9
651795908	Natural Beauty Bio-Technology, Ltd.	4,906,910.00	3,322,038.00	47,710,000	0.9
993HWH901	Daqin Railway Co., Ltd. Access Product (expiration 11/02/11)	2,786,924.00	2,901,007.00	2,449,968	0.7
B3ZVDV905	Sinopharm Group Co., Ltd.	1,995,025.00	1,936,139.00	771,600	0.5
972ZGS900	Gree Electric Appliances, Inc. Access Product (expiration 10/14/13)	1,898,593.00	1,858,675.00	430,249	0.5
B1TDQL904	Ping An Insurance (Group) Company of China, Ltd.	1,566,145.00	1,218,889.00	209,900	0.3
	Access Product (expiration 01/17/14)
BD04NT905	Integrated Waste Solutions Group Holdings, Ltd.	7,974,083.00	1,119,583.00	25,314,000	0.3
ACI009HH0	China Suntien Green Energy Corp., Ltd.	828,785.00	845,422.00	2,790,000	0.2
972ZHB906	China State Construction Engineering Corp., Ltd. (expiration 07/28/14)	886,370.00	814,795.00	1,555,844	0.2
ACI0090H8	Zong Su Foods (acquired 09/21/10)	15,000,034.00	0.00	2,677	0.0

Source: State Street Bank and Trust Company as at Sep 30, 2013.

The China Fund, Inc. (CHN)

The information  contained herein has been obtained from sources believed to be reliable but RCM and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without  notice. Past performance  is not indicative of future results. This material is not intended  as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund’s annual and semiannual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund’s website at www.chinafundinc.com. This information  is unaudited and is intended for informational  purposes only. It is presented only to provide information on investment strategies and opportunities. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower  liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified  funds that concentrate investments in a particular geographic region. The Fund is a closed-end exchange traded management  investment company. This material is presented only to provide information  and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are sold on the open market through a stock exchange, where shares may trade at a premium or a discount. Holdings are subject to change daily.